                                                                    Exhibit 3.35

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                      VALOR TELECOMMUNICATIONS SERVICES, LP

            THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES ACTS, IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT.

                                    AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                      VALOR TELECOMMUNICATIONS SERVICES, LP

            THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is entered into by and among Valor Telecommunications Enterprises, LLC, a Delaware limited liability company, as general partner (the "General Partner"), and Valor Telecommunications Holding, LLC, a Delaware limited liability company, as limited partner (the "Limited Partner"). Such parties are individually referred to as a "Partner" and collectively as the "Partners."

            Certain terms used in this Agreement are defined in Article II hereof.

                                   ARTICLE I

                                    GENERAL

            1.1 Formation. Subject to the provisions of this Agreement (the "Agreement"), the Partners hereby form Valor Telecommunications Services, LP (the "Partnership"), as a limited partnership pursuant to the provisions of the Texas Revised Limited Partnership Act (the "Texas Act"),
      Article 6132a-1 of Title 105 of the Texas Revised Civil Statutes, as it may be amended from time to time, and any successor to such Act. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Texas Act.

            1.2 Purpose. The purposes and businesses of the Partnership shall be to engage in the provision of telephone, data transmission and other communication-related endeavors and to engage in such other activities as lawfully conducted by limited partnerships. Any or all of the foregoing activities may be conducted directly by the Partnership or indirectly through another partnership, joint venture, or other arrangement

            1.3 Term. The Partnership shall continue in existence until the close of Partnership business on December 31, 2050, or until the earlier termination of the Partnership in accordance with the provisions of
      Section 7.1 of this Agreement.

            1.4 Registered Office and Principal Office of Partnership; Addresses of Partners.

                  (a) Partnership Offices. The registered office of the Partnership in the State of Texas shall be 800 Brazos, Austin, Texas 78701, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company dba CSC-Lawyers Incorporating Service Company, or such other registered agent as the General Partner may from time to time designate. The principal office of the Partnership shall be 600 E. Las Colinas Blvd., #1900, Irving, Texas 75039, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places as the General Partner deems advisable.

                  (b) Addresses of Partners. The address of each Partner shall be the address of such Partner as set forth in Section 8.2 hereof.

                                   ARTICLE II

                                   DEFINITIONS

            The following definitions shall apply to the terms used in this Agreement, unless otherwise clearly indicated to the contrary in this Agreement.

            "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) any amounts that such Partner is, or is deemed to, be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, the penultimate sentence of Section 1.704-2(g)(1) of the Regulations, or the penultimate sentence of Section 1.704-2(i)(5) of the Regulations, shall be credited to such Capital Account; and (b) the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations shall be debited to such Capital Account. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

            "General Partner" means Valor Telecommunications Enterprises, LLC, a Delaware limited liability company, and its successors assigns.

            "Limited Partner" means Valor Telecommunications Holding, LLC, a Delaware limited liability company and its successors and assigns.

            "Partnership Interest" means the interest acquired by a Partner in the Partnership, including, without limitation, such Partner's right: (a) to an allocable share of the profits, losses, deductions, and credits of the Partnership; (b) to a distributive share of the assets of the Partnership; (c) if a Limited Partner, to vote on those matters described in this Agreement; and, (d) if a General Partner, to manage and operate the Partnership in accordance with the Texas Act and this Agreement.

            "Percentage Interest" means the percentage set forth opposite each Partner's name on SCHEDULE "A" to this Agreement, as such SCHEDULE "A" may be amended from time to time in accordance with this Agreement.

            "Person" means an individual or a corporation, partnership, trust, estate, unincorporated organization, association, or other entity.

            "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                        (i) Income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

                        (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss;

                        (iii) If the book value of any partnership asset is
                  adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                        (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its book value;

                        (v) In lieu of the deduction for depreciation, cost recovery or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation as defined below. "Book Depreciation" for any assets means for any fiscal year or other period an amount that bears the same ratio to the Book Value of that asset at the beginning of such fiscal year or other period as the federal income tax depreciation, amortization or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization or other cost recovery deduction allowable for any asset for such year or other period is zero, then Book Depreciation for that asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner; and

                        (vi) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to
                  Section 3.2(d) shall not be taken into account in computing Profits and Losses.

            "Regulations" means the Department of Treasury Regulations promulgated under the Code, as amended in effect (including corresponding provisions of succeeding regulations).

                                   ARTICLE III

                                FINANCIAL MATTERS

            3.1 Capital Contributions. The General Partner and the Limited Partner shall contribute capital to the Partnership in the form of cash and other assets as follows:

                  (a) As its initial capital contribution to the Partnership, the General Partner and the Limited Partner shall contribute capital to the Partnership in the form of cash in the amount set forth in SCHEDULE "B" attached hereto.

                  (b) If at any time and from time to time during the term hereof, capital over and above the amount contributed by the Partners is required for the Partnership, as determined by the General Partner, then each Partner shall contribute, within ten (10) days after written notice thereof from the General Partner, additional capital unless otherwise agreed by the Partners, shall be contributed by each Partner to the Partners in an amount equal to the product of its respective Partnership Interest and the total amount required in the aforesaid notice.

                  (c) Each Partner shall acquire a security interest in the other Partner's Partnership Interest to secure the payment of capital contributions. If any Partner shall fail to make any capital contribution as and when required herein, then such Partner shall be deemed to be in default hereunder. Thereafter, the non-defaulting Partners shall be entitled to contribute such defaulting Partner's capital contribution and then to foreclose their respective security interest in such defaulting Partner's Partnership Interest by payment to such Partner of the sum equal to the then-current positive balance of its capital account, less the amount of the capital contribution which caused the default

            3.2   Allocations of Profits and Losses.

                  (a) Allocation of Profits. After giving effect to the allocations set forth in Section 3.2(d), Profits shall be allocated to the Partners in the following manner:

                        (i) First, to the Partners with negative capital account balances in the minimum amounts necessary to eliminate their negative capital account balances; provided, however, that if there are insufficient Profits to eliminate each Partner's negative capital account balance, Profits shall be allocated first in the minimum amounts necessary to cause the Partners' negative capital account balances and then to Partners with negative capital account balances in that ratio; and

                        (ii) Next, to the Partners in proportion to their Percentage Interests.

                  (b) Allocation of Losses. After giving effect to the allocations set forth in Section 3.2(d), and subject to the limitation set forth in Section 3.2(c), Losses shall be allocated to the Partners in the following manner:

                        (i) First, to each Partner in proportion to their positive capital account balances until such positive account balances have been eliminated; and

                        (ii) Next, to the Partners in proportion to their Percentage Interests.

                  (c) Limitation on Loss Allocations. The Losses allocated pursuant to Section 3.2(b) hereof and the next sentence of this Section 3.2(c) to any Partner shall not exceed the maximum amount of Losses that may be allocated to such Partner without causing such Partner to have an Adjusted Capital Account Deficit at the end of such fiscal year. All Losses in excess of the limitation in this Section 3.2(c) shall be allocated solely to the other Partners in proportion to their respective Percentage Interests. If no other Partner may receive an additional allocation of Losses pursuant to the preceding sentence of this Section 3.2(c), such additional Losses not allocated pursuant to Section 3.2(b) of this Agreement to or the preceding sentence shall be allocated solely to the General Partner.

                  (d) Special Allocations. Notwithstanding the preceding provisions of this Section 3.2, the General Partner is authorized to make any allocations required by Section 1.704-1 or 1.704-2 of the Regulations in order to ensure that the allocations of profits, losses, deductions and credits pursuant to this Agreement are respected for federal income tax purposes.

                  (e) Tax Allocations. In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the

      Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value when contributed to the Partnership. For federal income tax purposes, every item of income, gain, loss and deduction shall be allocated among the Partners in accordance with the allocations under this Section 3.2..

            3.3 Distributions. The General Partner may, in its sole discretion, review the Partnership's accounts from time to time to determine whether distributions are appropriate, and make such distributions as it may determine, without being limited to current or accumulated income or gains, but no such distribution shall be made out of funds required to make current payments on Partnership obligations. Except to the extent Sections 7.2 or 7.3 are applicable, all distributions pursuant to this Section 3.3 shall be made to the Partners in accordance with Percentage Interests. To the extent that any distribution to a Partner is mistakenly in excess of what such Partner would be entitled to have received if such distribution had been made to the Partners in the correct proportion (based on its then-current Partnership Interest), such excess amount shall be treated as a loan by the Partnership to such Partner, repayable on demand. Any amounts distributed pursuant to the immediately preceding sentence of this Section 3.3 shall not be deemed to be distributions for purposes of this Agreement.

            3.4   Capital Accounts.

                  (a)   In General.

                  The Partnership shall maintain for each Partner a separate capital account in accordance with this Section 3.4(a), which shall control the division of assets upon liquidation of the Partnership as provided in Section 7.2 of this Agreement. Such capital account shall be maintained in accordance with the following provisions:

                        (i) Such capital account shall be increased by the cash amount and the value of all capital contributions made by such Partner to the Partnership pursuant to this Agreement, by such Partner's allocable share of profits and by the applicable portion of the amount of any Partnership liabilities assumed by the Partner or that are secured by any property distributed to such Partner.

                        (ii) Such capital account shall be decreased by the cash amount and the fair market value of any property distributed to such Partner pursuant to Sections 3.3, 7.2 or
                  7.3 of this Agreement, by such Partner's allocable share of losses and by the amount of any liabilities of such Partner assumed by the Partnership or any liabilities secured by any property contributed by such Partner to the Partnership.

                        (iii) In the event all or a portion of an interest in
                  the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the capital account of the transferor to the extent it relates to the transferred interest.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Sections 1.704(b) and 1.704-2 of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.

                  (b) Negative Capital Accounts. If any Partner has a deficit balance in its capital account, such Partner shall have no obligation to restore such negative balance or to make any capital contribution to the capital of the Partnership by reason thereof, and such negative balance shall not be considered an asset of the Partnership or of any Partner. Notwithstanding the previous sentence, in the event of the liquidation of the General Partner's interest in the Partnership, the General Partner's interest in the Partnership in accordance with the requirements of Section 1.704-1(b)(2)(ii)(c) of the Regulations shall be in an amount equal to (but in no event will it be obligated to contribute more than) the lesser of (i) the deficit balance (if any) in the General Partner's capital account, or (ii) the excess of one ninety-ninth (1/99th) of the total capital contributions of the Limited Partners over any previous capital contributions made by the General Partner to the Partnership.

                  (c) Interest. No interest shall be paid by the Partnership on capital contributions or on balances in capital accounts.

                  (d) No Withdrawal. No Partner shall be entitled to withdraw any part of its capital contribution or its capital account or to receive any distribution from the Partnership, except as provided in Section 3.3 and Article VII of this Agreement.

                  (e) Loans From Partners. Loans by a Partner to the Partnership shall not be considered capital contributions.

            3.5 Ownership of Assets. All assets and property of the Partnership shall be owned by the Partnership, subject to the terms and provisions of this Agreement, and no Partner, individually, shall have any ownership of such assets or property. Legal title to all assets and property of the Partnership shall be held and conveyed in the name of the Partnership.

            3.6   Tax Matters.

                  (a) Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, loss, and other items necessary for federal, state, and local income tax purposes and shall furnish to the Partners, at least ten days before the date on which the Partnership returns are required to be filed (after giving effect to any applicable extensions), a copy of the Partnership's federal income tax return and the tax information reasonably required for federal and state income tax reporting purposes. The General Partner, in its sole discretion, may pay state and local income taxes attributable to operations of the Partnership and treat such taxes as an expense of the Partnership.

                  (b) Tax Controversies. Subject to the provisions hereof, John A. Butler, is designated the Tax Matters Partner (as defined in
      Section 6231 of the Code), and is authorized and required to represent the Partnership, at the Partnership's expense, in connection with all examinations of the Partnership's affairs by tax authorities. Each Partner agrees to cooperate with the Tax Matters Partner in connection with such proceedings.

                  (c) Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subchapter A of the Code or from any similar provisions of any state tax laws.

                                   ARTICLE IV

                       RIGHTS AND OBLIGATIONS OF PARTNERS

            4.1 Rights and Obligations of the General Partner. Except as set forth in Section 4.2, in addition to the rights and obligations set forth elsewhere in this Agreement, the General Partner shall have the following rights and obligations:

                  (a) Authority. The General Partner shall conduct, direct, and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner. The General Partner may delegate all or a portion of its powers, duties, rights and responsibilities, including the authority to bind the Partnership to one or more persons who shall be referred to as "officers" of the Partnership. The officers of the Partnership shall be chosen by the General Partner and shall be a President, a Secretary and a Treasurer (also known as the Chief Financial Officer). The General Partner may also choose a Chairman, a Vice Chairman, a Chief Executive Officer, one or more Vice-President, and one or more Assistant Secretaries and Assistant Treasurers. The officers of the Partnership shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the General Partner regardless of whether such authority and duties are customarily incident to such office. Any number of offices may be held by the same person, unless the Certificate of Limited Partnership, this Agreement or the Act otherwise provide. The following are hereby elected as officers of the Partnership, to serve until the next annual meeting of the General Partner or until their successors are elected and qualified:

                  Anne K. Bingaman    -    President and Chief Executive Officer
                  Kenneth R. Cole     -    Chief Operating Officer
                  John A. Butler      -    Executive Vice President and Chief
                                           Financial Officer
                  Michael A. Page     -    Secretary
                  Mark S. Zitz        -    Assistant Secretary

      The Limited Partners shall have no right of control over the business and affairs of the Partnership.

                  (b) Certificate of Limited Partnership. The General Partner shall cause to be filed the Certificate of Limited Partnership of the Partnership and such other certificates or documents as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation, qualification, or registration and operation of a limited partnership in the State of Texas and in any other state where the Partnership may elect to do business.

                  (c) Powers of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, without limitation:
      (i) the determination of the activities described in Section 1.2 herein in which the Partnership will participate; (ii) the making of any reasonable expenditures, the borrowing of money, the guaranteeing of indebtedness by the Partnership and other liabilities, the issuance of evidence of indebtedness, and the incurrence of any obligations it deems necessary or advisable for the conduct of the activities of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Partnership; (iv) the use of the assets of the Partnership for any Partnership purpose; (v) the negotiation, execution, and performance of any contracts desirable, useful, or necessary to the conduct of the business or operations of the Partnership; (vi) the distribution of Partnership cash or other assets;
      (vii) the selection, hiring, and dismissal of employees, attorneys, accountants, consultants, contractors, agents, and representatives and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of insurance; and, (ix) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of any litigation, the incurring of legal expenses, and the settlement of claims and suits. The Partnership hereby ratifies the past acts of the General Partner with respect to the formation of the Partnership.

                  (d) Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser or other Person, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to verify any representation by a General Partner as to its authority to encumber, mortgage, sell, transfer or otherwise use or dispose of any assets or properties of the Partnership, and any such lender, purchaser, or other Person shall be entitled to rely exclusively on such representations and shall be entitled to deal with a General Partner as if it were the sole party in interest therein, both legally and beneficially.

                  (e) Outside Activities. The General Partner or any affiliate thereof and any trustee, director, officer, manager, member, employee, agent, or representative of the General Partner or any affiliate thereof shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the

      Partners shall have any rights by virtue of this Agreement or the Partnership relationship created hereby in any business ventures of the General Partner, any affiliate thereof, or any trustee, director, officer, manager, member, employee, agent, or representative of the General Partner or any affiliate thereof

                  (f) Liability of General Partner to the Partnership. Neither the General Partner nor its trustees, directors, officers, employees, agents, or representatives shall be liable, responsible, or accountable in damages to the Partnership or any Limited Partner for mistakes or errors in judgment or for any acts or omissions that do not constitute fraud, bad faith, gross negligence, willful or wanton misconduct, or breach of any material provision of this Agreement.

                  (f) Compensation and Reimbursement of General Partner. The General Partner shall not be compensated for services rendered to the Partnership as a General Partner or reimbursed for expenses incurred unless such compensation or reimbursements have previously been approved by the Partners.

            4.2 Limitations on Authority of General Partner. Notwithstanding the provisions of Section 4.1 hereof, except upon obtaining the written approval of the Limited Partner, the General Partner shall not:

                  (a) Sell, exchange or otherwise transfer all or substantially all of the Partnership's property or any interest therein; provided, however, that the General Partner shall be permitted to grant, convey or pledge a security interest or lien in all or substantially all of the Partnership's property or any interest therein.

                  (b) Except as otherwise provided herein, do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c)   Confess a judgment against the Partnership;

                  (d) Possess property of the Partnership, or assign the rights of any Partner in any Partnership property, for other than a Partnership purpose; or

                  (e)   Do any act in contravention of this Agreement.

            4.3 Rights and Obligations of Limited Partners. In addition to the rights and obligations of Limited Partners set forth elsewhere in this Agreement, Limited Partners shall have the following rights and obligations.

                  (a) Limitation of Liability. A Limited Partner shall have no liability under this Agreement, except as provided herein or under the Texas Act.

                  (b)   Management of Business. No Limited Partner shall take
      part in the control (within the meaning of the Texas Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership, other than as specifically set forth in this Agreement.

                  (c) Outside Activities. A Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business ventures of the Limited Partner.

                  (d) Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of its capital contribution except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.

                                    ARTICLE V

                                BOOKS AND RECORDS

            5.1 Books of Account. The General Partner shall keep or cause to be kept, at the principal office of the Partnership, appropriate books and records with respect to the Partnership's business, and each Partner shall have access to such books and records at all reasonable times.

            5.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

            5.3 Banking. All funds of the Partnership shall be deposited in a separate account or accounts as may be selected by the General Partner. All receipts of the Partnership shall be promptly deposited in such accounts, and no funds other than the funds of the Partnership shall be deposited therein. The funds in such accounts shall be used solely for the business of the Partnership (including distributions to the Partners) and shall be subject to withdrawal only by persons approved by the General Partner.

                                   ARTICLE VI

                                    TRANSFERS

            6.1 Restrictions on Transfers. The Partnership Interests of the Partners shall not be transferred, in whole or in part, except with the written consent of Partners owning 100% Percentage Interests, which consent may be unreasonably withheld in the sole discretion of such Partners. Although the Partners hereby agree that any party acquiring such Partner's Partnership Interest by way of foreclosure of any lien or encumbrance permitted herein, or by reason of any other transfer permitted herein, shall be entitled, without court action, to all distributions payable with respect to such Partnership Interest, such party may not become a substitute Partner in the Partnership without the approval of all Partners. The term "transfer," when used in this Agreement with respect to a Partnership Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition.

            6.2 Withdrawals From Partnership. No Partner shall withdraw from the Partnership, except with the written consent of the other Partners.

                                   ARTICLE VII

                           DISSOLUTION AND WINDING UP

            7.1   Dissolution. The Partnership shall be dissolved upon:

                  (a) the expiration of its term as provided in Section 1.3 of this Agreement;

                  (b) the bankruptcy or dissolution of the General Partner, or any other event that results in its ceasing to be a General Partner;

                  (c) an election to dissolve the Partnership by the affirmative vote of all Partners;

                  (d) any other event that, under the Texas Act, would cause its dissolution.

            7.2 Liquidation. Upon dissolution of the Partnership, the General Partner, or, in the event the General Partner has been dissolved, becomes bankrupt or withdraws from the Partnership, a liquidator or liquidating committee selected by all of the Limited Partners, shall be the liquidator. The liquidator shall be entitled to receive reasonable compensation for its services as may be approved by the Partners. Except as expressly provided in this Article VII, the liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement to carry out the duties and functions of the liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) to the payment of the expenses of the terminating transactions including, without limitation, brokerage commission, legal fees, accounting fees and closing costs;

                  (b) to the payment to creditors of the Partnership, including Partners, in order of priority provided by law; and

                  (c) to the Partners in accordance with the positive balances in their respective capital accounts as provided in Section
      1.704-1(b)(2)(ii)(b)(2) of the Regulations, provided however, that the liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

            7.3   Distribution in Kind. Notwithstanding the provisions of
      Section 7,2 of this Agreement which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership, the liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners and assignees, the liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and/or may distribute to the Partners and assignees, in lieu of cash, as tenants in common and in accordance with the provisions of Section 7.2 of this Agreement, undivided interests in such Partnership assets as the liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation for such properties at such time. The liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

            7.4 Liquidation of a Partner, Etc. Upon the liquidation of a Partner and the distribution of the Partnership Interest to the owner(s) of such Partnership Interest, the liquidated Partner's successor(s)-in-interest can continue as a Partner, or Partners, as the case may be, in the Partnership, but only with the consent of Partners holding, in the aggregate, 100% of the remaining Partnership Interests.

            7.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in
      Section 7.2 and 7.3 of this Agreement, the Partnership shall be terminated, and the liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications and registrations of the Partnership.

            7.6 Return of Capital. The General Partner shall not be personally liable for the return of the capital contributions of Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

            7.7 Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.1 Amendments to the Agreement. The Agreement may be amended or modified only with the written approval of all Partners.

            8.2 Addresses and Notices. Any notice, demand, request, or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, or three days after being sent by United States registered or certified mail to the Partner at its address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in any Partnership Interest by reason of an assignment or otherwise. Initially, and until notified otherwise by any Partner to this Agreement, notice may be provided to any of the Partners at the following addresses:

                        Valor Telecommunications Enterprises, LLC
                        600 E. Las Colinas Blvd, #1900
                        Irving, Texas 75039
                        Attn: John A. Butler, Chief Financial Officer

                        Valor Telecommunications Holding, LLC
                        600 E. Las Colinas Blvd, #1900
                        Irving, Texas 75039
                        Attn: John A. Butler, Chief Financial Officer

            8.3 Titles and Captions. All article and section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

            8.4 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

            8.5 Further Action. The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

            8.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

            8.7 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            8.8 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

            8.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

            8.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

            8.11 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

            8.12 Invalidity of Provisions. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 21st day of June, 2000.

                                    GENERAL PARTNER:

                                    Valor Telecommunications Enterprises, LLC, a Delaware limited liability company

                                    By: /s/ John A. Butler
                                        ________________________________________
                                       John. A. Butler, Chief Financial Officer

                                    LIMITED PARTNER:

                                    Valor Telecommunications Holding, LLC,
                                    a Delaware limited liability company

                                    By: /s/ John A. Butler
                                        ________________________________________
                                         John A. Butler, Chief Financial Officer

                                  SCHEDULE "A"

                               PERCENTAGE INTEREST
                                 OF EACH PARTNER

         PARTNER:                                     PERCENTAGE INTEREST:
         --------                                     --------------------
General Partner:

Valor Telecommunications Enterprises, LLC                     1%

Limited Partner:

Valor Telecommunications Holding, LLC                        99%

                                  SCHEDULE "B"

                      DESCRIPTION OF INTEREST CAPITAL TO BE
                           CONTRIBUTED BY THE PARTNERS

        PARTNER:                             CONTRIBUTION:
        --------                             -------------
Valor Telecommunications                       $ 1.00
Enterprises, LLC

Valor Telecommunications                       $99.00
Holding, LLC

                                                                         ANNEX C

                                 FIRST AMENDMENT
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      VALOR TELECOMMUNICATIONS SERVICES, LP

      This First Amendment (the "Amendment') to the Agreement of Limited Partnership of Valor Telecommunications Services, LP, a Texas limited partnership (the "Partnership"), is made and entered into, effective for all purposes and in all respects, as of the 1st day of January, 2001, by Valor Telecommunications Enterprises, LLC, a Delaware limited liability company, as the Withdrawing General Partner (the "Withdrawing General Partner"), Valor Telecommunications Holding, LLC, a Delaware limited liability company, as the Withdrawing Limited Partner (the "Withdrawing Limited Partner"), Valor Telecommunications of New Mexico, LLC, a Delaware limited liability company, Valor Telecommunications of Oklahoma, LLC, a Delaware limited liability company, and Valor Telecommunications of Texas, LP, a Delaware limited partnership, as the New General Partners and the New Limited Partners of the Partnership (the "New Partners").

      WHEREAS, the Limited Partnership exists under the laws of Texas under the terms of an Agreement of Limited Partnership dated as of June 20, 2000 (the "Partnership Agreement");

      WHEREAS, the Withdrawing General Partner was the legal and beneficial owner of a 1% general partner interest in the Partnership (the "General Partnership Interest");

      WHEREAS, the Withdrawing Limited Partner was the legal and beneficial owner of a 99% limited partnership interest in the Partnership (the "Limited Partnership Interest");

      WHEREAS, the Withdrawing Limited Partner transferred to the Withdrawing General Partner the Limited Partnership Interest pursuant to a distribution and assignment agreement dated as of even date herewith;

      WHEREAS, the Withdrawing General Partner transferred the Limited Partnership Interest received from the Withdrawing Limited Partner and the General Partnership Interest (the "Partnership Interests") to the New Partners, with each New Partner receiving an equal portion of the Partnership Interests, pursuant to a contribution and assignment agreement dated as of even date herewith; and

      WHEREAS, the Withdrawing General Partner, Withdrawing Limited Partner and the New Partners desire to amend the Partnership Agreement to evidence the change in ownership of the Partnership described herein.

      NOW THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto and other good and valuable consideration, receipt of which is hereby acknowledged, the Withdrawing General Partner, Withdrawing Limited Partner and the New Partners hereby agrees as follows:

      1. The Withdrawing Limited Partner hereby acknowledges the distribution, assignment and transfer to the Withdrawing General Partner of all of the Withdrawing Limited Partner's legal and beneficial right, title and interest in and to the Limited Partnership Interest.

      2. The Withdrawing General Partner hereby acknowledges the contribution, assignment and transfer of all of the Withdrawing General Partner's legal and beneficial right, title and interest in and to the Partnership Interests to the New Partners, with each New Partner receiving an equal portion of the Partnership Interests as set forth on Schedule A to the Partnership Agreement, as amended herein.

      3. The New Partners hereby agree to be bound by the terms and conditions of the Partnership Agreement.

      4. The New Partners hereby elect that the terms and conditions of the Partnership Agreement shall continue in full force and effect and any and all references to the Partnership Agreement from and after the date hereof shall mean and include the Partnership Agreement as amended by this Amendment.

      5. The second sentence of Section 1.4(a) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

            The principal office of the Partnership shall be 201 E. John Carpenter Freeway, #200, Irving, Texas 75062, or such other place as the General Partner may from time to time designate.

      6. The following defined terms in Article II of the Partnership Agreement are deleted in their entirety and replaced with the following:

            "General Partner" means each of Valor Telecommunications of New Mexico, LLC, a Delaware limited liability company, Valor Telecommunications of Oklahoma, LLC, a Delaware limited liability company and Valor Telecommunications of Texas, LP, a Delaware limited partnership, and their successor assigns.

            "Limited Partner" means each of Valor Telecommunications of New Mexico, LLC, a Delaware limited liability company, Valor Telecommunications of Oklahoma, LLC, a Delaware limited liability company and Valor Telecommunications of Texas, LP, a Delaware limited partnership, and their successor assigns.

      7. The first sentence of Section 4.1(a) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

            The General Partners, by authorization of a majority of the Persons constituting the General Partners, shall conduct, direct and exercise full control over all activities of the Partnership.

      8. The addresses for notice to be given to the Partners in Section 8.2 of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

            Valor Telecommunications of New Mexico, LLC
            201 E. John Carpenter Freeway, #200
            Irving, Texas 75062
            Attn: John A. Butler, Chief Financial Officer and Executive Vice President

            Valor Telecommunications of Oklahoma, LLC
            201 E. John Carpenter Freeway, #200
            Irving, Texas 75062
            Attn: John A. Butler, Chief Financial Officer and Executive Vice President

            Valor Telecommunications of Texas, LP
            201 E. John Carpenter Freeway, #200
            Irving, Texas 75062
            Attn: John A. Butler, Chief Financial Officer and Executive Vice President

      9. Schedule A to the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

                               PERCENTAGE INTEREST
                                 OF EACH PARTNER

                                                            PERCENTAGE
               PARTNER:                                      INTEREST
               --------                                      --------
General Partner

Valor Telecommunications of New Mexico, LLC                    0.33%
Valor Telecommunications of Oklahoma, LLC                      0.33%
Valor Telecommunications of Texas, LP                          0.33%

Limited Partner

Valor Telecommunications of New Mexico, LLC                     33%
Valor Telecommunications of Oklahoma, LLC                       33%
Valor Telecommunications of Texas, LP                           33%

      IN WITNESS WHEREOF, each of the Withdrawing General Partner, the Withdrawing Limited Partner and the New Partners have executed this Amendment as of the date first above written.

                                         WITHDRAWING GENERAL PARTNER:

                                         Valor Telecommunications Enterprises,
                                         LLC

                                         By:
                                             John A. Butler, Chief Financial
                                             Officer and Executive Vice
                                             President

                                         WITHDRAWING LIMITED PARTNER:

                                         Valor Telecommunications Holding, LLC

                                         By: /s/ John A. Butler
                                             ___________________________________
                                             John A. Butler, Chief Financial
                                             Officer and Executive Vice
                                             President

                                         NEW PARTNERS:

                                         Valor Telecommunications of New Mexico,
                                         LLC

                                         By: /s/ John A. Butler
                                             ___________________________________
                                             John A. Butler, Chief Financial
                                             Officer and Executive Vice
                                             President

                                         Valor Telecommunications of Oklahoma,
                                         LLC

                                         By:
                                             John A. Butler, Chief Financial
                                             Officer and Executive Vice
                                             President

                                         Valor Telecommunications of Texas, LP

                                         By: /s/ John A. Butler
                                             ___________________________________
                                             John A. Butler, Chief Financial
                                             Officer and Executive Vice
                                             President